UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2009

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, ACCO Brands Corporation (the “Company”) implemented a company-wide salary reduction program pursuant to which salaries of all its U.S. based employees (other than certain production and distribution employees) were reduced.  As part of its salary reduction program, the Company’s executive officers are each subject to a 20% salary reduction effective February 23, 2009 through at least June 30, 2009, as well as a further two-week salary reduction to be deducted from their pay ratably over a six-week period beginning February 23, 2009.  On February 26, 2009, the Board of Directors of the Company approved the specific salary adjustments for the executive officers reflecting the previously announced reductions.  These reductions are in addition to salary reductions taken by certain of the executive officers in January 2009.  Set forth below is a summary of the salary reductions, on an annualized basis, for the Company’s currently serving executive officers who are expected to be identified as named executive officers in the Company’s proxy statement for its 2009 annual meeting of stockholders:

Name	Annualized 2008 base salary	Annualized base salary effective as of
		Jan. 12, 2009	Feb. 23, 2009	April 6, 2009
Robert J. Keller, Chairman & CEO	$720,000	$648,000	$347,328	$518,400
Neal V. Fenwick, EVP & CFO	$415,000	$394,250	$211,318	$315,400
Boris Elisman, EVP & President, Americas	$400,000	$380,000	$203,680	$304,000
Kriss A. Kirchhoff, EVP & President, Product Generation	$375,000	$356,250	$190,950	$285,000
David A. Kaput, SVP & Chief Human Resources Officer	$300,000	$285,000	$152,760	$228,000

Also on February 26, 2009, the Board of Directors at its regularly scheduled meeting approved annual equity-based awards to executive officers consisting of stock-settled stock appreciation rights (“SSARs”).  The SSARs represent rights to receive in shares of the Company’s common stock the excess, if any, of the value of the Company’s common stock on the exercise date over the value of the Company’s common stock on the SSARs’ grant date.  The SSARs were granted at a strike price of $0.81 per share (the average of the high and low sales prices of the Company’s common stock on the New York Stock Exchange on the date of grant) and generally vest in one-third increments annually over three years.  Mr. Keller received an SSAR grant of 325,000 units, Messrs. Fenwick and Elisman received SSAR grants of 150,000 units, Mr. Kirchhoff received an SSAR grant of 125,000 units and Mr. Kaput received an SSAR grant of 65,000 units.  No other form of equity-based awards were granted to the named executive officers.  In addition, the Board of Directors determined not to award any annual cash incentive plan bonuses to the named executive officers for the 2008 plan year other than a non-discretionary bonus to Mr. Kaput, which was previously agreed to by the Company in connection with Mr. Kaput’s employment arrangements upon joining the Company in October 2007.

A copy of the form of Stock-Settled Stock Appreciation Rights Agreement under the ACCO Brands Corporation Amended and Restated 2005 Long-Term Incentive Plan has been filed as Exhibit 10.46 to the Company’s Form 10-K for the fiscal year ended December 31, 2008.  A copy of the letter from the Company to Mr. Kaput, dated October 11, 2007, regarding the terms of Mr. Kaput’s employment with the Company is attached as Exhibit 10.1 to this Form 8-K.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d)           Exhibits

10.1	Letter, dated October 11, 2007, from ACCO Brands Corporation to David A. Kaput

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION
(Registrant)

Date: March 3, 2009	By:	/s/ Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

10.1	Letter, dated October 11, 2007, from ACCO Brands Corporation to David A. Kaput